Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                                   EXHIBIT 10.30
                                OPTION AGREEMENT

     This Option Agreement (the "Agreement") is made and entered into as of this 1st day of June, 2000 (the "Effective Date"), by and among Tularik Inc. ("Tularik"), a Delaware corporation, Japan Tobacco Inc. ("JT"), a corporation organized under the laws of Japan, and Tularik Pharmaceutical Company (the "Subsidiary"), a Delaware corporation and a wholly owned subsidiary of Tularik. Each of Tularik, JT and the Subsidiary are referenced herein individually as a "Party" and together as the "Parties."

                                   Witnesseth

     Whereas, Tularik and JT are entering into a Collaboration Agreement of even date herewith (the "Collaboration Agreement") pursuant to which they will develop and commercialize products useful to treat or prevent metabolic diseases and conditions;

     Whereas, Tularik has formed the Subsidiary to perform its obligations under the research program to be conducted pursuant to the Collaboration Agreement, and is the beneficial owner of all issued and outstanding shares of capital stock of the Subsidiary (the "Stock");

     Whereas, JT desires to acquire an option to purchase the Subsidiary at specified times, and Tularik desires to grant such option to JT and to provide for certain related requirements for the voting of Tularik's shares of Stock; and

     Whereas, the Parties' obligations in the Collaboration Agreement are conditioned upon the execution and delivery of this Agreement;

     Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions

     1.1 "Affiliate" shall mean any corporation or other business entity that during the term of this Agreement controls, is controlled by or is under common control with a Party, but only for so long as such entity controls, is controlled by or is under common control with a Party. For this purpose, control means the possession of the power to direct or cause the direction of the management and the policies of an entity, whether through ownership (directly or indirectly) of over fifty percent (50%) of the stock entitled to vote, or if not meeting the preceding requirements, any company owned or controlled by or owning or controlling a Party at the maximum control or ownership right permitted in a country where such company exists. Notwithstanding the foregoing, the Government of Japan shall not be considered an Affiliate of JT.

                                       1.

     1.2 "Bylaws" shall mean the then-current bylaws of the Subsidiary. The Bylaws effective as of the Effective Date are set forth on Exhibit A attached hereto.

     1.3 "Certificate of Incorporation" shall mean the then-current certificate of incorporation of the Subsidiary filed with the Secretary of State of the State of Delaware. The Certificate of Incorporation effective as of the Effective Date are set forth on Exhibit B attached hereto

     1.4 "Change in Control" means the date JT receives notice of occurrence of any of the following events:

          (a) Tularik is merged, consolidated, or reorganized into or with another corporation or other legal person, and, as a result of such merger, consolidation or reorganization, less than [*] of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors ("Voting Stock") of the surviving and controlling corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock of Tularik immediately prior to such transaction;

          (b) Tularik sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person;

          (c) Any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) becomes the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing [*] or more of the combined voting power of the then-outstanding Voting Stock of Tularik;

          (d) Tularik files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to
     Item 1 of Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of Tularik has occurred; or

          (e) If, during any period of [*], individuals who at the beginning of any such period constitute the directors of Tularik cease for any reason to constitute at least [*] thereof; provided, however, that for purposes of this Section 1.4(e), each director who is first elected, or first nominated for election by Tularik's stockholders, by vote of at least [*] of the directors of Tularik (or a committee thereof) then still in office who were directors of Tularik at the beginning of any such period (or deemed to be a director of Tularik at the beginning of such period) will be deemed to have been a director of Tularik at the beginning of such period.

Notwithstanding the foregoing provisions of Section 1.4(c) or (d), unless otherwise determined in a specific case by majority vote of the board of directors of Tularik, a "Change in Control" shall not be deemed to have occurred for purposes of Section 1.4(c) or (d) solely because either (i) (A) Tularik, (B) an entity in which Tularik directly or indirectly beneficially owns [*] or more of the outstanding Voting Stock (a "Tularik Subsidiary"), or (C) any Tularik-sponsored employee stock ownership plan or any other employee benefit plan of Tularik or any Tularik Subsidiary, either files, becomes obligated to file or requires the filing of a report or a proxy

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       2.

statement under or in response to Schedule 13D, Schedule 14D-1, Item 1 to Form 8-K, or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of [*] or otherwise, or (ii) Tularik reports that a change in control of Tularik has occurred by reason of such beneficial ownership.

     1.5 "Change of Control Purchase Option" shall have the meaning given in
Section 2.2.

     1.6 "Change of Control Purchase Option Exercise Date" means the date that JT notifies Tularik and the Subsidiary that JT is exercising the Change of Control Purchase Option as provided in Sections 2.2 and 2.3.

     1.7 "Change of Control Purchase Option Exercise Price" means the amount set forth below in the event the Change of Control Purchase Option Exercise Date occurs within the relevant time period set forth below:

        ---------------------------------------------------------------------
         Exercise Price    Change of Control Purchase Option Exercise Date
        ---------------------------------------------------------------------
               [*]         Prior to or on [*]
        ---------------------------------------------------------------------
               [*]         After [*] and prior to or on [*]
        ---------------------------------------------------------------------
               [*]         After [*] and prior to or on [*]
        ---------------------------------------------------------------------
               [*]         After [*] and prior to or on [*]
        ---------------------------------------------------------------------
               [*]         After [*] and prior to or on [*]
        ---------------------------------------------------------------------
               [*]         After [*] and prior to or on [*]
        ---------------------------------------------------------------------
               [*]         After [*] and prior to or on [*]
        ---------------------------------------------------------------------
               [*]         After [*] and prior to or on [*]
        ---------------------------------------------------------------------
               [*]         After [*] and prior to or on [*]
        ---------------------------------------------------------------------
               [*]         After [*] and prior to or on [*]
        ---------------------------------------------------------------------


     1.8 "Collaboration Agreement" shall have the meaning given in the recitals.

     1.9 "Confidential Information" shall mean, subject to the limitations set forth in Section 5.1 hereof, all information disclosed by each Party to another Party under this Agreement; provided, however, that information [*] shall not be considered Confidential Information.

     1.10 "Exercise Date" means the Change of Control Purchase Option Exercise Date or the Volitional Purchase Option Exercise Date, as the case may be.

     1.11 "Exercise Price" means the Change of Control Purchase Option Exercise Price or the Volitional Purchase Option Exercise Price, as the case may be.

     1.12 "Final Change of Control Purchase Option Exercise Price" means the Change of Control Purchase Option Exercise Price minus the amount by which [*] exceed the aggregate of [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       3.

     1.13 "Final Exercise Price" means the Final Volitional Purchase Option Exercise Price or the Final Change of Control Purchase Option Exercise Price, as the case may be.

     1.14 "Final Volitional Purchase Option Exercise Price" means the Volitional Purchase Option Exercise Price minus the amount by which [*] exceed the aggregate of the [*].

     1.15 "Liabilities" means, with respect to the Subsidiary, (a) all liabilities required to be reflected or reserved against in the Subsidiary's financial statements under U.S. generally accepted accounting principles consistently applied ("GAAP"), (b) any guaranty of any indebtedness of another person and (c) any reimbursement or similar obligation with respect to any letter of credit issued for the account of the Subsidiary or as to which the Subsidiary is otherwise liable. Liabilities of the type described in (b) and (c) shall be [*].

     1.16 "License Agreement" means the License Agreement of even date herewith between Tularik and the Subsidiary.

     1.17 "Payment Agent" shall have the meaning given in Section 2.4(d).

     1.18 "Program" shall have the meaning given in the Collaboration Agreement.

     1.19 "Purchase Option" means either the Volitional Purchase Option or the Change of Control Purchase Option, as the case may be.

     1.20 "Status Statement" a balance sheet prepared by the Subsidiary, audited by independent public accountants and delivered to JT reflecting the Subsidiary's business operations as of a given date, together with a statement and brief description of all other liabilities [*] of the Subsidiary constituting Total Liabilities as of such date not reflected on such balance sheet.

     1.21  "Stock" shall have the meaning given in the recitals.

     1.22  "Subsidiary" shall have the meaning given in the recitals.

     1.23 "Third Party" shall mean any person or entity other than a Party hereto or their Affiliates.

     1.24 "Total Liabilities" means (a) all Liabilities, plus (b) any other debts, liabilities or obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including those debts, liabilities and obligations arising under any law, rule or regulation, or under any pending or threatened action, suit or proceeding, or any order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     1.25 "Volitional Purchase Option" shall have the meaning given in Section 2.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       4.

     1.26 "Volitional Purchase Option Exercise Date" means the date upon which JT notifies Tularik and the Subsidiary that JT is exercising the Volitional Purchase Option in accordance with Sections 2.1 and 2.3.

     1.27 "Volitional Purchase Option Exercise Price" means the amount set forth below in the event the Volitional Purchase Option Exercise Date occurs within the time periods set forth below:

                ------------------------------------------------------
                 Exercise Price           Volitional Purchase Option
                                               Exercise Date
                ------------------------------------------------------
                       [*]                          [*]
                ------------------------------------------------------
                       [*]                          [*]
                ------------------------------------------------------
                       [*]                          [*]
                ------------------------------------------------------


     1.28 "Voting Stock" shall have the meaning set forth in Section 1.4(a).

                                   ARTICLE 2

                                    Option

     2.1 Grant of Volitional Purchase Option. Tularik hereby grants to JT an exclusive option for JT or an Affiliate of JT to purchase all issued and outstanding shares of Stock for the Final Volitional Purchase Option Exercise Price (the "Volitional Purchase Option"). The Volitional Purchase Option, if exercised, must be exercised as to all, but not less than all, issued and outstanding shares of Stock on or within thirty days after [*] (the date of such exercise, as determined in accordance with Section 2.3, the "Volitional Purchase Option Exercise Date") by written notice to Tularik and the Subsidiary as provided in Section 2.3. JT or an Affiliate shall pay the Final Volitional Purchase Option Exercise Price in cash upon the closing of such purchase as provided in Section 2.4. The Volitional Purchase Option shall expire [*].

     2.2 Grant of Change of Control Purchase Option. Tularik hereby grants to JT an exclusive option for JT or an Affiliate of JT to purchase all issued and outstanding shares of Stock for the Final Change of Control Purchase Option Exercise Price (the "Change of Control Purchase Option"). The Change of Control Purchase Option, if exercised, must be exercised as to all, but not less than all, issued and outstanding shares of Stock and may be exercised [*]; provided that JT may exercise the Change of Control Purchase Option only if such date [*]; provided, further, that the Change of Control Purchase Option shall expire if not exercised [*] following the first Change of Control to occur. JT shall, if it so elects, exercise the Change of Control Purchase Option by written notice to Tularik and the Subsidiary as provided in Section 2.3. JT or an Affiliate shall pay the Final Change of Control Purchase Option Exercise Price in cash as provided in Section 2.4. The Change of Control Purchase Option shall expire [*] following the date upon which a Change in Control occurs.

     2.3 Manner of Exercise. The Purchase Option shall be exercised, if at all, within the time periods provided in Section 2.1 or 2.2, as applicable, by written notice (the "Exercise Notice") from JT to Tularik and to the Subsidiary stating that the Purchase Option is being

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       5.

exercised and setting forth (1) the Exercise Price; and (2) a closing date (the "Closing Date") on which JT shall purchase all of the issued and outstanding shares of Stock, subject to Section 2.4, which date shall not be more than [*] after the Exercise Date (the "Closing"). The Exercise Date shall be deemed to occur upon the date [*] in accordance with Section 2.1 or 2.2, as applicable.

     2.4  Closing.

          (a) Closing Date; Cooperation. Except as set forth below, the Closing Date shall be the date specified as such in the Exercise Notice provided pursuant to Section 2.3. The Closing Date may be extended by JT if, in the judgment of JT, an extension of the Closing Date is necessary to obtain any governmental or Third Party consent to the purchase of the Stock or to permit the expiration prior to the Closing Date of any statutory or regulatory waiting period. JT may extend the Closing Date for the reasons set forth in the preceding sentence by delivering written notice of such extension to the Subsidiary on or prior to the previously specified Closing Date. Tularik and the Subsidiary shall cooperate with JT to effect the Closing, including without limitation seeking any required Third Party or governmental consents, and filing any applications, notifications, registration statements or the like that may be necessary to effect the closing.

          (b) Certain Restrictions Following Exercise Date. From the Exercise Date until the Closing Date, Tularik shall cause the Subsidiary to conduct its operations in the ordinary and usual course consistent with past practice and to use its best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with suppliers, contractors, distributors, licensors, licensees, customers and others having business relationships with it. Without limiting the generality of the foregoing and except as provided in or contemplated by this Agreement, the Subsidiary will not take any of the following actions (or permit any such actions to be taken on its behalf), except with the prior written consent of Tularik and JT:

              (i) declare or pay any dividends on or make any other distribution in respect of any of the capital stock of the Subsidiary;

              (ii) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Subsidiary or guarantee any debt securities of others, other than in the ordinary course of business consistent with past practice;

              (iii) sell, lease, license or otherwise dispose of any of its assets (including the Subsidiary's intellectual property rights), other than in the ordinary course of business consistent with its past practices;

              (iv) default in its obligations under any material contract, agreement, commitment or undertaking of any kind or enter into any material contract, agreement, purchase order or other commitment;

              (v) enter into any other material transaction or agreement or arrangement, or incur any liabilities, not in the ordinary course of the Subsidiary's business consistent with past practice;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       6.

              (vi) split, combine or reclassify any of the capital stock of the Subsidiary or issue or authorize any other securities in respect of, in lieu of or in substitution for, shares of the capital stock of the Subsidiary or repurchase, redeem or otherwise acquire any shares of the capital stock of the Subsidiary, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to the Subsidiary;

              (vii) issue, deliver, encumber, sell or purchase any shares of the capital stock of the Subsidiary or any securities convertible into, or rights, warrants, options or other rights of any kind to acquire, any such shares of capital stock (other than stock option grants in the ordinary course of business consistent with past practice), other convertible securities or any other ownership interest (other than the issuance of shares upon the exercise of outstanding stock options and warrants);

              (viii) amend or otherwise change its Certificate of Incorporation or Bylaws;

              (ix) authorize any single capital expenditure (as treated under GAAP) which is in excess of [*] dollars or capital expenditures which are, in the aggregate, in excess of [*] dollars;

              (x) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices for salaries or wages of employees of the Subsidiary who are not officers of the Subsidiary, or grant any severance or termination pay to (other than pursuant to existing agreements), or enter into any employment or severance agreement with, any director, officer or other employee of the Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, other than in the ordinary course of business consistent with past practices;

              (xi) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to cash management, the payment of accounts payable and the collection of accounts receivable);

              (xii) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability, or execute or file with the IRS or any other taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes;

              (xiii) pay, discharge, satisfy, settle or compromise any suit, claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Status Statement or subsequently incurred in the ordinary course of business and consistent with past practice; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       7.

               (xiv) take any action that would result in any of the representations and warranties of the Subsidiary set forth in this Agreement becoming untrue in any material respect or in any of the conditions to the transaction not being satisfied.

          (c) Determination of Final Exercise Price. Not later than [*] following the Exercise Date, the Subsidiary shall deliver a final Status Statement to JT prepared as of the Exercise Date. Following receipt of such Status Statement and completion of any other investigation as is reasonably necessary or appropriate in connection with JT's exercise of the Purchase Option, and prior to the Closing Date, JT and Tularik shall determine the Final Exercise Price by [*], and shall notify Tularik and the Subsidiary of such determination. JT may rescind the Exercise Notice prior to the Closing Date should the review of the Status Statement or the results of any investigation performed by JT pursuant to this Section 2.4(c) reveal a materially adverse change in the operations or financial position of the Subsidiary; [*].

          (d) Payment of Final Exercise Price. On or before the Closing Date, JT shall deposit the full amount of the Final Exercise Price with a bank or banks or similar entit(y)ies (the "Payment Agent(s)") designated by JT to pay, on JT's behalf, the Final Exercise Price. Funds deposited with the Payment Agent(s) shall be delivered in trust for the benefit of Tularik, and JT shall provide the Payment Agent(s) with irrevocable instructions to pay, on or promptly after the Closing Date, the Final Exercise Price for the shares of Stock to Tularik. Payment for shares of Stock shall be sent by wire transfer to the account designated by Tularik.

     2.5 Transfer of Title. Tularik and the Subsidiary shall each take all actions reasonably requested by JT to assist in effectuating the transfer of title to the shares of Stock following exercise of the Purchase Option in accordance with this Article 2.

     2.6 Termination of Purchase Option. If [*] the Purchase Option shall terminate.

     2.7 No Assignment. JT may not assign or otherwise transfer the Purchase Option, or any other rights of JT under this Article 2, to any Third Party.

     2.7 Guarantee. If JT or its Affiliate exercises the Purchase Option, JT shall, and hereby does, guarantee the performance of the Subsidiary under the License Agreement after the Closing Date.


                                   ARTICLE 3

                                    Voting

     3.1 Stock. Tularik agrees to hold all shares of Stock registered in its name or beneficially owned by it subject to, and to vote the Stock in accordance with, the provisions of this Agreement.

     3.2 Size of Board of Directors. Tularik hereby covenants and agrees that the authorized size of the Board of Directors of Tularik shall be and remain [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       8.

     3.3 Election of Directors. On all matters relating to the election of directors of the Subsidiary, Tularik agrees to vote all Stock held by it (or to consent pursuant to an action by written consent of the holders of Stock) so as to elect members of the Subsidiary's Board of Directors as follows. At each election of directors in which the holders of Stock are entitled to elect directors of the Subsidiary, Tularik shall vote all of its shares of Stock so as to [*]. Any vote taken to [*] shall also be subject to the provisions of this
Section 3.3.  JT shall be responsible for [*] to the Subsidiary.

     3.4 Appointment of Officers. Tularik agrees to cause its representatives on Subsidiary's Board of Directors to appoint as president and chief executive officer of the Subsidiary a representative of JT, which individual shall initially be [*]. In addition, Tularik agrees to cause the Subsidiary's Board of Directors to [*]. Any vote taken by the Subsidiary's Board of Directors to [*] shall also be subject to the provisions of this Section 3.4. [*]

     3.5 Duration of Obligations. The obligation to elect a director nominated by JT pursuant to Section 3.3 and the obligation to appoint officers of the Subsidiary pursuant to Section 3.4 shall continue for so long as the [*].

     3.6  Resignations. If JT terminates the Program in accordance with Section
3.7 of the Collaboration Agreement [*], JT shall cause the director of the Subsidiary elected pursuant to Section 3.3 and the officers of the Subsidiary that are representatives of JT appointed pursuant to Section 3.4 shall tender their respective resignations immediately. Tularik may accept such resignations in its sole discretion.

     3.7  Legend.

          (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Stock the following restrictive legend (the "Legend"), as well as any other restrictive legends required to be placed thereon pursuant to federal or state securities laws:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN OPTION AGREEMENT THAT PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH OPTION AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

          (b) Tularik and the Subsidiary agree that, during the term of this Agreement, neither of them will remove, nor permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                       9.

Legend on any new certificate issued to represent shares of Stock theretofore represented by a certificate carrying the Legend.

     3.8 Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the shares of Stock. Tularik shall not permit the transfer of any of the shares of Stock on its books or issue a new certificate representing any of the shares of Stock unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a Party to this Agreement and agrees to be bound by all the provisions hereof.

     3.9 Subsidiary Actions Prior to the Exercise Date. Prior to the Exercise Date, Tularik shall cause the Subsidiary to not take any of the following actions, except with the unanimous consent of the Board of Directors of the
Subsidiary:

               (i) [*]


                                   ARTICLE 4

                                  Termination

     4.1 This Agreement shall continue in full force and effect from the Effective Date through the earliest of the following dates, on which date it shall terminate in its entirety:

          (a) the Program is terminated by JT in accordance with Section 3.7 of the Collaboration Agreement [*];

          (b) the Closing Date (including any extension thereof pursuant to Section 2.4);

          (c) [*] from the Effective Date, if the Purchase Option is not exercised prior thereto;

          (d) the date as of which the Parties hereto terminate this Agreement by written consent; or

          (e) [*] following the date upon which a Change in Control occurs, if the Purchase Option is not exercised prior thereto.


                                   ARTICLE 5

                        Confidentiality and Publication

     5.1 Confidential Information; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, each Party agrees that, for the term of this Agreement and for [*] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      10.

Agreement, except to the extent that the receiving Party can demonstrate by competent proof that such Confidential Information:

          (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

          (d) was disclosed to the receiving Party, other than under an obligation of confidentiality to a Third Party, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or

          (e) was independently discovered or developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party.

     5.2 Financial Terms; Permitted Disclosure. The Parties agree that the material terms of the Agreement will be considered Confidential Information of both Parties. Notwithstanding the foregoing, either Party may disclose such terms to bona fide potential investors or acquirors or to investment banks, if necessary for purposes of this Agreement and/or the Collaboration Agreement, and may disclose other Confidential Information as required by law, regulation or court order. In connection with any permitted disclosure of Confidential Information pursuant to this Section 5.2, each Party agrees to use all reasonable efforts to secure confidential treatment of, or a protective order for, any such information. No Party shall make any public announcement regarding the existence or terms of this Agreement, or the exercise of any rights under this Agreement, without the prior written consent of the other Party, except that a Party may make disclosures to governmental authorities to the extent necessary to secure regulatory approvals.

                                   ARTICLE 6

                                Indemnification

     6.1 Indemnification by JT. JT hereby agrees to indemnify, hold harmless and defend Tularik, its Affiliates, employees, agents and independent contractors ("Tularik Indemnified Parties") against any and all expenses, costs of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Tularik Indemnified Parties become legally obligated to pay because of any Third Party claim or claims against it to the extent that such claim or claims result from
(i) the negligence, recklessness or willful misconduct of JT, its Affiliates, employees, agents, or independent contractors, or (ii) JT's breach or alleged breach of any representation or warranty or any other provision of this Agreement, except in each case to the extent such claims arise from the negligence, recklessness or willful misconduct of Tularik Indemnified Parties, or from any


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      11.

breach of any representation or warranty in this Agreement or of any other provision of this Agreement by Tularik; provided that Tularik provides JT with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of Tularik Indemnified Parties) and settle any such claim.

     6.2 Indemnification by Tularik. Tularik hereby agrees to indemnify, hold harmless and defend JT, its Affiliates, employees, agents and independent contractors ("JT Indemnified Parties") against any and all expenses, costs of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts JT Indemnified Parties become legally obligated to pay because of any Third Party claim or claims against it to the extent that such claim or claims arise out of (i) the negligence, recklessness or willful misconduct of Tularik, its employees or agents, or (ii) Tularik' breach or alleged breach of any representation or warranty or of any other provision of this Agreement by Tularik, except in each case to the extent such claims arise from the negligence, recklessness or willful misconduct of JT Indemnified Parties, or any breach of any representation or warranty or of any other provision of this Agreement by JT; provided that JT provides Tularik with prompt notice of any such claim and the exclusive ability to defend (with the reasonable cooperation of JT Indemnified Parties) or settle any such claim.

     6.3 Mechanics. In the event that the Parties cannot agree as to the application of Sections 6.1 and 6.2 above to any particular loss or claim, the Parties may conduct separate defenses of such claim. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 6.1 and
6.2 above upon resolution of the underlying claim, notwithstanding the provisions of Sections 6.1 and 6.2 above requiring the indemnified Party to tender to the indemnifying Party the exclusive ability to defend such claim or suit.

     6.4 [*] Indemnification. In addition to the indemnification set forth in the Section 6.2, [*] Indemnified Parties for any [*] that the Subsidiary becomes legally obligated to pay on or after the Closing Date resulting from, arising out of or in connection with [*] the Closing Date by, [*] except to the extent [*].


                                   ARTICLE 7

                                 Miscellaneous

     7.1 Ownership. Tularik represents and warrants to JT that (a) Tularik now owns the Stock, free and clear of liens or encumbrances, and has not, prior to or on the Effective Date, executed or delivered any proxy or entered into any other voting agreement or similar arrangement with respect thereto, other than one which has expired or terminated prior to the Effective Date, and (b) Tularik has full power and authority to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, Tularik, enforceable in accordance with its terms. JT represents and warrants to Tularik that it has full power and authority to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, JT, enforceable in accordance with its terms.


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      12.

     7.2 Additional Shares. In the event that subsequent to the Effective Date any shares or other securities are issued on, or in exchange for, any of the Stock by reason of any stock dividend, stock split, combination of shares, reclassification, recapitalization or similar event, such shares or securities shall be deemed to be Stock, as the case may be, for purposes of this Agreement.

     7.3 [*]. Tularik shall not, for a period of [*] from the Exercise Date, if any, without obtaining the prior written consent of JT, [*] the Subsidiary as of the Exercise Date.

     7.4 Additional Covenants. If JT exercises the Purchase Option, it shall, promptly after the Closing Date, (a) grant to the Subsidiary all necessary rights and licenses to enable the Subsidiary to perform its obligations under the License Agreement; and (b) not take any actions in contravention of or in conflict with the intent of the License Agreement or the Collaboration Agreement following the exercise of the Purchase Option. In the event that any Affiliate of JT exercises the Purchase Option, JT shall, promptly after the Closing Date,
(a) grant to the Affiliate all necessary rights and licenses to enable the Subsidiary to continue to perform its obligations under the Collaboration Agreement and the License Agreement; (b) cause such Affiliate to grant to the Subsidiary all necessary rights and licenses to allow Tularik to exercise its rights under the Collaboration Agreement and the License Agreement, and (c) cause such Affiliate not to take any actions in contravention of or in conflict with the intent of the License Agreement or the Collaboration Agreement following the exercise of the Purchase Option. Tularik shall cause the Subsidiary's financial statements to be audited by independent public accountants on an annual basis. A copy of such audited financial statements shall be provided to JT.

     7.5 Services and Facilities Agreement. If JT exercises the Purchase Option, the Parties hereby covenant and agree to negotiate a services and facilities agreement that provides JT with access to the Tularik infrastructure utilized by the Subsidiary immediately prior to the exercise of such Purchase Option for a period not to exceed [*]. Such infrastructure shall include access to space in the Tularik facility that is the same as, or substantially comparable to, that occupied by the Subsidiary prior to the Closing Date. Such services and facilities shall be provided [*] following the date upon which JT exercises such Purchase Option, and thereafter JT shall [*]

     7.6 Specific Performance. The Parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to a Party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any Party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such Party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

     7.7 Severability. If any part of this Agreement is declared invalid by any legal authority having jurisdiction over a Party, then such declaration shall not affect the remainder of the Agreement, which shall continue in full force and effect. The Parties shall revise the


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      13.

invalidated part in a manner that will render such provision valid and closely approximate the Parties' original intent.

     7.8 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

     7.9 Consents Not Unreasonably Withheld. Whenever provision is made in this Agreement for a Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

     7.10 Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

     7.11 Further Action. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     7.12 Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (receipt verified), telexed, mailed by registered or certified mail (return receipt requested), postage prepaid, or sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof).

          (A)  If to Japan Tobacco, Inc., addressed to:



                       Japan Tobacco, Inc.
                       Pharmaceutical Division
                       JT Building, 2-1 Toranomon, 2-chome
                       Minato-ku, Tokyo 105, Japan
                       Attention: Vice President Business Development
                       Telephone: 011 81 3 3582 3111
                       Facsimile: 011 81 3 5572 1449


               With a copy to:
                       Neal N. Beaton, Esq.
                       Gilbert, Segall and Young LLP
                       430 Park Avenue
                       New York, NY 10022
                       Telephone: (212) 644-4010
                       Facsimile: (212) 644-4051



[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      14.

          (b) If to Tularik Inc. or Tularik Pharmaceutical Company, addressed to:


                    Tularik Inc.
                    Two Corporate Drive
                    South San Francisco, CA 94080
                    Attn: Secretary
                    Telephone: (650) 825-7300
                    Facsimile: (650) 825-7392


               With a copy to:

                    Cooley Godward LLP
                    Five Palo Alto Square
                    3000 El Camino Real
                    Palo Alto, CA 94306-2155
                    Attention: Judith A. Hasko, Esq.
                    Telephone: (650) 843-5000
                    Facsimile: (650) 857-0663

     7.13 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that no Party shall assign any of its rights and obligations hereunder, except that JT may assign its rights hereunder to its Affiliate.

     7.14 Force Majeure. Any delays in performance by a Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, earthquake, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party as soon as practicable and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence, provided that the Party affected by such event uses reasonable efforts to overcome such delay.

     7.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

     7.16 Headings. The section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

     7.17 Governing Law and Language. This Agreement shall be governed by California law, notwithstanding its conflicts of laws principles. The official text of this Agreement and any Appendices hereto, or any notice given or accounts or statements required by this Agreement shall be in English. In the event of any dispute concerning the construction or


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      15.

meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

     7.18 Arbitration. In the event of any controversy or claim arising out of, relating to or in connection with any provision of this agreement, the Parties shall try to settle their differences amicably between themselves. Any unresolved disputes arising between the Parties arising out of, relating to, in connection with or in any way connected with this Agreement or any term or condition hereof, or performance by a Party of its obligations hereunder, whether before or after termination or expiration of this Agreement, shall be finally resolved by binding arbitration, except as otherwise provided in this Agreement and except that any disputes regarding the validity, scope or enforceability of patents shall be submitted to a court of competent jurisdiction. The arbitration shall be held in San Francisco, California according to the rules of the American Arbitration Association ("AAA"). The arbitration will be conducted by a panel of three (3) arbitrators with significant experience in the pharmaceutical industry appointed in accordance with applicable AAA rules. Any arbitration herewith shall be conducted in the English language to the maximum extent possible. Each Party shall bear its own costs and attorney's and witness' fees. Judgment on the award so rendered shall be final and may be entered in any court having jurisdiction thereof.

     7.19 Entire Agreement; Amendment. This Agreement, together with the Collaboration Agreement and the License Agreement, and all Appendices hereto and thereto, sets forth the principal terms of the arrangement between the Parties hereto and, except as otherwise set forth herein, supersedes and terminates all prior agreements, including the preliminary agreement, and understandings between the Parties. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      16.

     In Witness Whereof, the Parties hereto have executed this Option Agreement as of the Effective Date.

Tularik Inc.                            Japan Tobacco Inc.


By: /s/ David Goeddel                   By: /s/ Takashi Kato
    ----------------------------            ------------------------------
    Chief Executive Officer             Name:   Takashi Kato
                                              ----------------------------
                                        Title:  Managing Director
                                               ---------------------------
                                               Pharmaceutical Division


Tularik Pharmaceutical Company

By: /s/ William J. Rieflin
    ----------------------------
Name: Wm. J. Rieflin
      --------------------------
Title:   Secretary
      --------------------------


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      17.

                                  Appendix A

                                    Bylaws


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      18.

                                  Appendix B
                         CERTIFICATE OF INCORPORATION


                                      OF


                        TULARIK PHARMACEUTICAL COMPANY

     The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                      1.

     The name of this corporation is Tularik Pharmaceutical Company (the "Corporation").

                                      2.

     The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

                                      3.

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      4.

     This Corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is One Hundred Shares (100 shares), each having a par value of one-tenth of one cent ($0.001).

                                      5.

     5.1 The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

     5.2 Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      19.

                                      6.

     6.1 The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

     6.2 Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      7.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                                      8.

     The name and the mailing address of the Sole Incorporator is as follows:

          William J. Rieflin
          Two Corporate Drive
          South San Francisco, CA 94080


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      20.

     In Witness Whereof, this Certificate has been subscribed this 12/th/ day of May, 2000 by the undersigned who affirms that the statements made herein are true and correct.



                              ________________________________
                              William J. Rieflin
                              Sole Incorporator


[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                      21.